Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation of our report dated February 10, 2004 included in this Form 10-KSB, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-93459, 333-40552, 333-87270, 333-99877, 333-104861 and 333-104862.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

March 26, 2004
Minneapolis, Minnesota